Exhibit 10.2

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated and effective as of April 28, 2006 (the “Amendment Effective Date”), which amends that certain Second Amended and Restated Credit Agreement dated as of March 30, 2006 by and among VENOCO, INC., a Delaware corporation (the “Company”), the Original Guarantors, each of the Lenders party thereto, BANK OF MONTREAL, a Canadian chartered bank acting through certain of its U.S. branches or agencies, as Administrative Agent (in such capacity, the “Administrative Agent”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, and LEHMAN COMMERCIAL PAPER INC., as Co-Syndication Agents and Co-Documentation Agents (as in effect immediately prior to the Amendment Effective Date, the “Credit Agreement”), is by and among the Company, each of the Original Guarantors and each of the TexCal Subsidiaries, as Guarantors, each of the Lenders party hereto and the Administrative Agent.

WHEREAS, the Company has requested that the Credit Agreement be amended to allow FORTIS CAPITAL CORP., ALLIED IRISH BANKS P.L.C., AMEGY BANK NATIONAL ASSOCIATION, UNION BANK OF CALIFORNIA, N.A. AND BANK OF OKLAHOMA, NATIONAL ASSOCIATION (collectively, the “New Lenders”) to become “Lenders” party to the Credit Agreement, as set forth herein;

WHEREAS, the Company has requested that the Credit Agreement be amended to reflect the resignation of each of Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper Inc. as a Co-Documentation Agent under the Credit Agreement and to appoint Fortis Capital Corp. as Documentation Agent under the Credit Agreement, as set forth herein;

WHEREAS, the Company has requested that the Credit Agreement be amended to make certain other changes to the Credit Agreement on the terms and conditions set forth in this Amendment; and

WHEREAS, all of the Lenders (including the New Lenders) have agreed to such amendments subject to the terms and conditions set forth in this Amendment.

                NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.  As used herein, the term “Current Lenders” means the Lenders identified as the Current Lenders on Schedule I hereto.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.  The rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated in this Amendment as if set forth herein.

Section 1.               Lender Transactions.

(a)           Each Current Lender hereby sells, transfers and assigns to the other Current Lenders and the New Lenders, and each other Current Lender and each New Lender hereby purchases, assumes and undertakes from such Current Lender, without recourse and without representation or warranty (except as provided in this Section 1) a percentage equal to the percentage set forth opposite such Lender’s name on Schedule I hereto under the column “Pro Rata Shares Purchased on the Amendment Effective Date” of (i) the Maximum Loan Amount and the Loans of such Current Lender and (ii) all related rights, benefits, obligations, liabilities and indemnities of such Current Lender under and in connection with the Credit Agreement, each Guaranty, the Mortgages, each other Security Document and the other Loan Documents and all Collateral and other security for the Obligations.

(b)           Upon the effectiveness of this Amendment and by its execution and delivery hereof, each of the New Lenders shall be a party to the Credit Agreement, shall have all the rights and obligations of a “Lender” under the Credit Agreement and the other Loan Documents as if each were a signatory thereto, and shall agree, and does hereby agree, to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents to which the Lenders are a party, in each case, as if each were a signatory thereto.

(c)           Each of the New Lenders hereby represents and warrants as follows:  (i) such New Lender has fully reviewed the terms of the Credit Agreement and the other Loan Documents, copies of which, together with copies of the documents which were required to be delivered as a condition to the making of the initial Loans thereunder, have been delivered to such New Lender by the Administrative Agent, and such New Lender has independently and without reliance upon any other Lender or the Administrative Agent, and based on such information as such New Lender has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and (ii) if such New Lender is not incorporated, formed or organized under the laws of the United States of America or a state thereof, such New Lender has contemporaneously herewith delivered to the Administrative Agent and the Company such documents as are required by the Credit Agreement.  Each of the New Lenders hereby (x) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (y) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Lender.

(d)           Each of the New Lenders and each of the Current Lenders hereby advise each other party hereto that its respective address for notices and its respective Lending Office(s) shall be as set forth below its name on its respective signature page hereto.

(e)           Upon the effectiveness of this Amendment and by its execution and delivery hereof, each of Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper Inc. shall resign as Co-Documentation Agent under the Credit Agreement and Fortis Capital Corp. shall become Documentation Agent under the Credit Agreement.

(f)            Renewal Notes.  In furtherance of the foregoing transactions, the Company shall execute and deliver to each of the Lenders its replacement promissory notes dated the Amendment Effective Date in the form of Annexes “A-1” through “A-8” attached hereto (“Renewal Notes”).  The principal amount of each Renewal Note delivered to each Lender shall equal such Lender’s Maximum Loan Amount.  The Renewal Notes shall, upon acceptance by the Lenders, and as of the Amendment Effective Date constitute replacements and substitutions for the Notes delivered pursuant to the Credit Agreement.  All references in the Credit Agreement and the other Loan Documents to the Notes shall, from and after the Amendment Effective Date, be deemed to refer to the Renewal Notes, the same as if such Renewal Notes were the Notes defined, described and referred to in the Credit Agreement.

(g)           As a result of the transactions effected by this Section 1 and after giving effect to the other agreements set forth in this Amendment, upon effectiveness of this Amendment, for purposes of Section 2.1(a) of the Credit Agreement, as amended hereby and for all other purposes of the Credit Agreement, as amended hereby, each Lender’s Maximum Loan Amount and Pro Rata Share shall be as set forth in Schedule I hereto.

Section 2.               Amendments.  The Credit Agreement is hereby amended as follows:

(a)           The definition of “Change of Control” is amended and restated to read in its entirety as follows:

                “Change of Control” means (a) a purchase or acquisition, directly or indirectly, by any “person” or “group” within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act (a “Group”), other than a Permitted Holder, of “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, together with any securities owned beneficially by any “affiliates” or “associates” of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than (i) fifty percent (50%) or (ii) after a Qualifying IPO, thirty percent (30%), in the case of (i) or (ii), of the combined voting power of the Company’s securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; provided, however, that no such “Change of Control” under clause (a)(ii) of this definition of “Change of Control” shall be deemed to have occurred after a Qualifying IPO, if, and for so long as, Permitted Holders have “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s securities which are entitled to vote generally in the election of directors and which are outstanding on the date of determination; (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group; (c) the liquidation or dissolution of the Company; or (d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors (as herein defined).  As herein defined, “Continuing Directors” means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the Effective Date or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(b)           The definition of “Commitment Letter” is hereby amended by replacing the period at the end of such definition with the phrase “, as amended, restated, supplemented or otherwise modified from time to time.”.

(c)           The definition of “Fee Letter Agreement” is hereby amended by replacing the period at the end of such definition with the phrase “, as amended, restated, supplemented or otherwise modified from time to time.”.

(d)           The following new definition of “Optionee Payment” is hereby inserted into the Credit Agreement in the appropriate alphabetical order:

                “Optionee Payment” means cash bonus payments in the aggregate amount not to exceed $1,500,000 that certain existing holders of options outstanding under the Company’s 2000 Stock Incentive Plan are entitled to receive upon the declaration and payment  of any dividends paid by the Company on its common stock (including the non-cash dividends described on Schedule 8.6).”

(e)           The definition of “Second Lien Debt Documents” is hereby amended and restated to read in its entirety as follows:

                “Second Lien Debt Documents” means each of the Second Lien Loan Documents and the Senior Note Debt Documents.”

(f)            The definition of “Second Lien Debt Instruments” is hereby amended and restated to read in its entirety as follows:

                “Second Lien Debt Instruments” means each of the Second Lien Term Loan Agreement and the Senior Notes Indenture.”

(g)           The definition of “Second Lien Term Loan Agreement” is hereby amended and restated to read in its entirety as follows:

                “Second Lien Term Loan Agreement” means the Amended and Restated Term Loan Agreement among the Company, the Guarantors party thereto, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as Joint Lead Arrangers, Harris Nesbitt Corp., as Co-Arranger and Lehman Brothers Inc., as Syndication Agent, dated as of April 28, 2006, which amends and restates that certain Term Loan Agreement dated as of the Effective Date, as such may be further amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

(h)           Section 2.8(b) is hereby amended and restated to read in its entirety as follows:

“(b)         Letter of Credit Fees. The Company agrees to pay (i) to the Administrative Agent for the account of the Lenders a Letter of Credit fee for each Letter of Credit, due and payable quarterly on the first day of the month following the last Business Day of each quarter and at the Termination Date, in arrears from the date of Issuance in an amount per annum equal to the product equal to the Letter of Credit Rate set forth on the Pricing Grid multiplied by the aggregate amount available under each Letter of Credit from the date of Issuance thereof to the date on which such Letter of Credit expires or is terminated (such fees shall be prorated for any period less than a full year but shall not be refunded in the event any such Letter of Credit is terminated prior to its expiry date), (ii) to the Issuing Lender for its account a fee, due and payable quarterly on the first day of the month following the last Business Day of each quarter and at the Termination Date, for the Issuance of each Letter of Credit in an amount per annum (calculated on the basis of a year of 360 days) equal to 0.00125 multiplied by the aggregate amount available under each Letter of Credit from the date of Issuance thereof to the date on which such Letter of Credit expires or is terminated (such fees shall be prorated for any period less than a full year but shall not be refunded in the event any such Letter of Credit is terminated prior to its expiry date) and (iii) to the Issuing Lender, for its account on demand its customary letter of credit transactional fees and out-of-pocket expenses for each Letter of Credit Issued by it, including amendment fees, payable with respect to each such Letter of Credit. The Administrative Agent shall pay to each Lender its pro-rata share of the Letter of Credit fees paid pursuant to this Section 2.8(b)(i).  The Administrative Agent shall pay to the Issuing Lender the Letter of Credit fees paid pursuant to this Section 2.8(b)(ii) and (iii).”

(i)            Section 6.11 is hereby amended by replacing the phrase “December 31, 2005” contained therein with the phrase “December 31, 2005, as amended through April 28, 2006”.

(j)            The introduction to Article VII is hereby amended by deleting the phrase “unless the Lenders waive compliance in writing” contained therein.

(k)           Section 7.1(a) is hereby amended by replacing the phrase “Required Lenders” contained therein with the phrase “Administrative Agent”.

(l)            Section 7.2(c) is hereby amended by (i) replacing the phrase “the Lenders” contained therein with the phrase “the Administrative Agent” and (ii) replacing the phrase “acceptable to the Administrative Agent and the Required Lenders in their sole discretion” contained therein with the phrase “reasonably acceptable to the Administrative Agent”

(m)          Section 7.2(d) is hereby amended by replacing the phrase “Lenders” contained therein with the phrase “Administrative Agent, at the request of any Lender”.

(n)           Section 7.13 is hereby amended by replacing the phrase “and (v)” contained therein with the phrase “(v) the acquisition of the real Property described in Section 8.2(g) for a cash purchase price not to exceed $300,000; and (vi)”.

(o)           The introduction to Article VIII is hereby amended by deleting the phrase “unless the Lenders waive compliance in writing” contained therein.

(p)           Section 8.2(g) is hereby amended and restated to read in its entirety as follows:

“(g)         the Disposition of a 50% undivided interest in approximately ten acres of real Property located in Carpinteria, California, which interest may hereafter be acquired by the Company from ExxonMobil Corporation or an Affiliate thereof; or”

(q)           Section 8.4(f) is hereby amended by (i) replacing the word “process” contained therein with the word “processing” and (ii) replacing the phrase “, which do not in any case,” contained therein with the phrase “that do not, in any case, (x) constitute an investment in any state law partnership or other Person or (y)”.

(r)            Section 8.4(i) is hereby amended by deleting the phrase “solely to finance capital expenditures and expenditures mandated by applicable Requirements of Law” contained therein.

(s)           Section 8.5(e) is hereby amended and restated to read in its entirety as follows:

“(e)         in addition to the Indebtedness otherwise permitted under this Section 8.5, Indebtedness described in the definition thereof of the Loan Parties not to exceed $5,000,000 in the aggregate at any time outstanding; and”

(t)            Section 8.6 is hereby amended by replacing the phrase “Except as set forth on Schedule 8.6” contained therein with the phrase “Except as set forth on Schedule 8.6 and for the Optionee Payment”.

(u)           Section 8.8(f) is hereby amended and restated to read in its entirety as follows:

“(f)          Guaranty Obligations of the Guarantors under or in respect of (i) the Second Lien Debt Documents and (ii) Indebtedness incurred pursuant to Section 8.5(e).”

(v)           Section 8.9(i) is hereby amended and restated to read in its entirety as follows:

“(i) purchase, redeem or otherwise acquire for value any of its Capital Stock, now or hereafter outstanding from the holders thereof (other than from such holders that are Loan Parties);”

(w)          Section 8.9(ii) is hereby amended and restated to read in its entirety as follows:

“(ii) declare or pay any distribution, dividend or return capital to its members, partners or stockholders or holders of warrants, rights or options to acquire its membership interests, partnership interests or shares (other than to such Persons that are Loan Parties), or make any distribution of assets in cash or in kind to its members, partners, stockholders or holders of warrants, rights or options to acquire its membership interests, partnership interests or shares (other than to such Persons that are Loan Parties);”

(x)            Section 8.10(a)(ii) is hereby amended by replacing the phrase “Required Lenders” contained therein with the phrase “Administrative Agent”.

(y)           Section 8.11 is hereby amended by replacing the word “transferred” in the two places in which such word appears in such Section, in each case, with the phrase “transferred (excluding transfers effected by means of dividends of Property or Capital Stock permitted hereunder)”.

Section 3.               Amendment and Ratification.  Upon the effectiveness hereof as provided in Section 4 of this Amendment, this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as modified hereby, is hereby ratified, approved and confirmed to be in full force and effect in each and every respect.  Except as expressly provided by the amendments set forth in Section 2 of this Amendment, the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of any Lender or any Agent, nor constitute a waiver of any provision of any of the Loan Documents.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

Section 4.               Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the condition that, on or before the Amendment Effective Date, the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Lender (including each New Lender), and in sufficient copies for each Lender (including each New Lender):

(a)           Amendment.  This Amendment, duly executed and delivered by each of the Company and the Guarantors;

(b)           Resolutions; Incumbency; Organization Documents.  (i) Resolutions of the board of directors of the Company and members or the board of directors of each Guarantor or its general partner, as applicable, authorizing this Amendment, certified as of the Amendment Effective Date by the Secretary or an Assistant Secretary of such Person; (ii) certificates of the Secretary of the Company and the Secretary of each Guarantor certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Amendment; and (iii) the Organization Documents of the Company and of each Guarantor as in effect on the Amendment Effective Date, certified by the Secretary or Assistant Secretary of the such Person as of the Amendment Effective Date;

(c)           Payment of Fees.  Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to the Credit Agreement or this Amendment, including the Fee Letter Agreement, in each case to the extent then due and payable at the Amendment Effective Date, including any such costs, fees and expenses arising under or referenced in Sections 2.8 and 11.4 of the Credit Agreement;

(d)           Certificate.  A certificate signed by a Responsible Officer, dated as of the Amendment Effective Date, stating that (i) the representations and warranties contained in Article VI and Section 4.5(b) of the Credit Agreement are true and correct on and as of the Amendment Effective Date, as though made on and as of such date; (ii) no litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect; and (iii) there has occurred no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect since December 31, 2004; and

(e)           Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender (including any New Lender) may reasonably request.

Section 5.               Representations and Warranties.  The Company and each Guarantor hereby represents and warrants that, as of the Amendment Effective Date, after giving effect to this Amendment:

(a)           Bring-Down of Representations and Warranties.  The representations and warranties of the Company and each Guarantor contained in Article VI and Section 4.5(b) of the Credit Agreement are true and correct on and as of the Amendment Effective Date, as though made on and as of such date.

(b)           No Litigation.  No litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect.

(c)           No Material Adverse Effect.  There has occurred no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect since December 31, 2004.

(d)           No Default or Event of Default.  No event has occurred and is continuing which constitutes a Default, an Event of Default or both.

Section 6.               Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.               Costs and Expenses.  The Company shall pay all reasonable costs and expenses incurred by the Administrative Agent or any other Agent, the Lenders or any of their Affiliates in connection with the development, preparation, administration and execution of this Amendment, including Attorney Costs incurred by any such Person with respect thereto.

Section 8.               Counterparts.  This Amendment may be executed in any number of separate counterparts, no one of which need be signed by all parties; each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.  A fully executed counterpart of this Amendment by facsimile signatures shall be binding upon the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first set forth above, to be effective as of the Amendment Effective Date.

COMPANY:

VENOCO, INC.

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

GUARANTORS:

WHITTIER PIPELINE CORPORATION

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
President

BMC, LTD.

By:		Venoco, Inc., General Partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY (LP) LLC

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY (GP) LLC

By:		/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

GUARANTORS:

TEXCAL ENERGY NORTH CAL L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY SOUTH CAL L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY SOUTH TEXAS L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

	By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

Address for Notice to the Company and the Guarantors:
Principal Place of Business and Chief Executive Office:

370 17th Street, Suite 2950
Denver, Colorado 80202-1370
Attention: Chief Financial Officer
Facsimile No.: (303) 626-8315

ADMINISTRATIVE AGENT AND A LENDER:

BANK OF MONTREAL, acting through its U.S. branches and agencies, including its Chicago, Illinois branch, as Administrative Agent and as a Lender

By:	/s/ Joseph A. Bliss
Joseph A. Bliss
Director

Address:	115 South LaSalle Street
11th Floor West
Chicago, Illinois 60603

Facsimile No.:	(312) 765-8078

Attention:	Terri Perez-Ford, Specialist

with copy to:

Address:	Bank of Montreal
Houston Agency
700 Louisiana Street
4400 Bank of America Center
Houston, Texas 77002

Facsimile No.:	(713) 223-4007

Attention:	Joseph A. Bliss

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

Address:	115 South LaSalle Street,
11th Floor West
Chicago, Illinois 60603

Facsimile No.:	(312) 765-8078

Attention:	Terri Perez-Ford, Specialist

CO-SYNDICATION AGENT AND A LENDER

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Vanessa Gomez
Name:	Vanessa Gomez
Title:	Vice President

By:	/s/ Gregory S. Richards
Name:	Gregory S. Richards
Title:	Associate

Address:	Eleven Madison Avenue
New York, NY 10010

Facsimile No.1:	(212) 448-3755
Facsimile No.2:	(212) 322-0419

Attention:	Vanessa Gomez

with copy to:

Address:	Credit Suisse
Transaction Management Group
Eleven Madison Avenue
New York, NY 10010

Facsimile No.:	(212) 743-2375

Attention:	Lillian Cortes

CO-SYNDICATION AGENT AND A LENDER

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Jeff Ogden
Name:	Jeff Ogden
Title:	Managing Director

Address:	745 7th Avenue, 5th Floor
New York, NY 10019
Facsimile No.:	646-758-1986
Attention:	Frank Turner

with a copy to:

Address:	745 7th Avenue, 5th Floor
New York, NY 10019
Facsimile No.:	212-520-0450
Attention:	Cindy Eng

A LENDER

FORTIS CAPITAL CORP.

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Senior Vice President

By:	/s/ Trond Rokholt
Name:	Trond Rokholt
Title:	Managing Director

Address for Notices:

Address:	15455 North Dallas Parkway,
Suite 1400
Addision, Texas 75001

Facsimile No.:	(203) 705-5898

Attention:	Sharon D. Hill-Bryant

A LENDER

ALLIED IRISH BANKS P.L.C.

By:	/s/ Mark Connelly
Name:	Mark Connelly
Title:	Vice President

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Vice President

Address for Notices:

Address:	405 Park Avenue, 4th Floor
New York, NY 10022

Facsimile No.:	(212) 339-8325

Attention:	Mark Connelly

with a copy to:

Address:	405 Park Avenue, 4th Floor
New York, NY 10022

Facsimile No.:	(212) 339-8325

Attention:	Bridget Doyle

A LENDER

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Tracy T. Butz
Name:	Tracy T. Butz
Title:	Vice President

Address for Notices:

Address:	4400 Post Oak Parkway #404
Houston, TX 77027

Facsimile No.:	(713) 561-0345

Attention:	W. Bryan Chapman

with a copy to:

Address:	P.O. Box 27459
Houston, TX 77227

Facsimile No.:	(713) 639-7467

Attention:	Dana Chargois

A LENDER

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Kimberly Coll
Name:	Kimberly Coll
Title:	Vice President

Address for Notices:

Address:	600 N. Akard, Suite 4200
Dallas, TX 75201

Facsimile No.:	(214) 922-4209

Attention:	Kimberly Coil

with a copy to:

Address:	1980 Saturn Street,
Mail Code V01-120
Monterey Park, CA 91755

Facsimile No. 1:	(323) 720-2251
Facsimile No. 2:	(323) 720-2252

Attention:	Silvia Cruz

A LENDER

BANK OF OKLAHOMA,
NATIONAL ASSOCIATION

By:	/s/ Allen Rheem
Name:	Allen Rheem
Title:	Vice President

Address for Notices:

Address:	1625 Broadway, Suite 1570
Denver, CO 80202

Facsimile No.:	303-534-9499

Attention:	Allen Rheem

SCHEDULE I

Lender	Pro Rata Shares on the Amendment Effective Date	Maximum Loan Amount
CURRENT LENDERS:

Bank of Montreal	$73,000,000	$109,500,000

Credit Suisse, Cayman Islands Branch	$13,500,000	$20,250,000

Lehman Commercial Paper Inc.	$13,500,000	$20,250,000

NEW LENDERS:

Fortis Capital Corp.	$35,000,000	$52,500,000

Allied Irish Banks p.l.c.	$25,000,000	$37,500,000

Amegy Bank National Association	$20,000,000	$30,000,000

Union Bank of California, N.A.	$10,000,000	$15,000,000

Bank of Oklahoma, National Association	$10,000,000	$15,000,000